Exhibit 3.39

KANSAS SECRETARY OF STATE Kansas Limited Liability Company Articles of Organization

Kansas Office of the Secretary of State:

Memorial Hall, 1st Floor	(785) 296-4564
120 S.W. 10th Avenue	kssos@sos.ks.gov
Topeka, KS 66612-1594	www.sos.ks.gov	THIS SPACE FOR OFFICE USE ONLY.

Instructions: All information must be completed or this document will not be accepted for filing.

1.	Name of the limited liability company	R.D. Johnson Excavating Company, LLC

2.	Name of resident agent and address of registered office in Kansas	Name Roger D. Johnson Street Address 3200 Haskell Lane Suite 130
	Must be a Kansas street address. AP.O. Box is unacceptable.	City Lawrence	State KS	Zip 66046

3.	Mailing address Address will be used to send official mail from the Secretary of State’s Office.	Attention Name Roger D. Johnson Address 3200 Haskell Lane, Suite 130
		City Lawrence	State KS	Zip 66046	Country USA

4.	Tax closing month	December

5.	Effective date Must be within 90 days of filing.	☒ Upon Filing
		☐ Future effective date:	Month	Day	Year

6.	I declare under penalty of perjury pursuant to the laws of the state of Kansas that the foregoing is true and correct, and I have remitted the required fee.

/s/ Roger D. Johnson
	Signature of Organizer	Roger D. Johnson, Organizer	Month	Day	Year
			8	25	2016

Please review to ensure completion.